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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 12, 2002


                             BASE TEN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




         New Jersey                    0-7100                  22-1804206
(State or other jurisdiction         (Commission            (I.R.S. employer
      of incorporation)              File Number)          identification no.)



       535 E. County Line, Suite 16
           Lakewood, New Jersey                                 08701
  (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (732) 370-6895




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Item 5.  Other Events

         On March 12, 2002, Base Ten Systems, Inc. (the "Company") entered into an amendment to its previously announced Agreement and Plan of Merger with ConvergenceHealth.com, Inc. ("Convergence"). Convergence is a privately held Nevada corporation that has developed interactive web-based resources designed to assist people make healthy lifestyle decisions informed by exposure to alternative and preventative as well as traditional healthcare options.

         The amendment increases the percentage of the Company's common stock to be owned by the shareholders of Convergence immediately after the merger from 67.33% to 75%. This reflects an adjustment to the parties' relative valuations to account for delays and expenses anticipated in connection with regulatory review procedures for proxy materials to solicit approval of the Company's shareholders for the merger and related initiatives. Because those delays will increase the working capital requirements of Convergence pending completion of the merger, the amendment also provides for the Company's purchase of 200,000 shares of Convergence preferred stock for $50,000, increasing the Company's total preferred stock investment in Convergence to $250,000.

Item 7.  Financial Statements and Exhibits

         (a)  None

         (b)  None

         (c)  Exhibits.

         Exhibit
         Number         Exhibit
         -------        -------

         10.1 Amended and Restated Agreement and Plan of Merger executed as of February 1, 2002, amending and restating Agreement and Plan of Merger dated as of January 18, 2002 among Base Ten Systems, Inc. (the "Company"), ConvergenceHealth.com, Inc. ("Convergence") and Newco B10, Inc.

         10.2 Amendment No. 1 dated as of March 12, 2002 to Amended and Restated Agreement and Plan of Merger dated as of January 18, 2002 among the Company, Convergence and Newco B10, Inc.

         10.3 Stock Purchase Agreement dated as of March 12, 2002 between the Company and Convergence.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           BASE TEN SYSTEMS, INC.



Date: March 14, 2002                       By:    /s/ Kenneth W. Riley
                                              ----------------------------
                                                   Kenneth W.  Riley
                                                Chief Financial Officer
                                               (Duly Authorized Officer)



















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